SECURITY AGREEMENT

This Security Agreement (“Agreement”), is dated as of March 26, 2014 (the “Effective Date”), by and between Manchester Pharmaceuticals LLC, a California limited liability company (“Guarantor”), on the one hand, and Loring Creek Holdings LLC, a California limited liability company, Lloyd Glenn, and Matthias Kurth (collectively, “Secured Party”), on the other hand.  Guarantor and Secured Party are referred to herein as the “parties”.

RECITALS

A.           Guarantor’s sole member, Retrophin, Inc., a Delaware corporation (“Retrophin”), is indebted to Secured Party pursuant to the terms of a Secured Promissory Note, dated as of the Effective Date (the “Seller Note”), which Seller Note is secured by a Membership Interest Pledge Agreement dated as of the Effective Date (“Pledge Agreement”).

B.           The Seller Note is guaranteed by Guarantor pursuant to the terms of a Guaranty dated as of the Effective Date (the “Guaranty”).

C.           The parties intend that the Guaranty be secured by certain assets of Guarantor as provided herein.

Therefore, upon the mutual covenants, terms and conditions contained herein, the parties agree as follows:

AGREEMENT

1.           Grant of Security.  The Guarantor hereby grants to Secured Party a security interest in all of the Guarantor’s interests in the following described property (referred to collectively as the “Collateral”):

(a)           the material rights and obligations of Guarantor under Manchester-Nexgen Pharma, Inc., License and Manufacturing Agreement dated November 4, 2009 regarding chenodiol;

(b)           the material rights and obligations of Guarantor under Manchester-Nexgen Pharma, Inc., License and Manufacturing Agreement dated April 4, 2013 regarding mecamylamine hydrochloride;

(c)           the material rights and obligations of Guarantor under Manchester-Centric Health Resources, Inc., Services Agreements dated August 26, 2009 regarding chenodiol;

(d)           the material rights and obligations of Guarantor under Manchester-Centric Health Resources, Inc., Services Agreements dated January 14, 2013 regarding mecamylamine hydrochloride; and

(e)           United States trademark registrations for:

(i)           Chenodal (Reg. No. 3,755,928),

(ii)	stylized Chenodal with Man (Reg. No. 4,354,250);

(iii)           Vecamyl (Reg. No. 4,358,457); and

(iv)           Manchester Pharmaceuticals (Reg. No. 4,381,314); and

(f)           Any and all goodwill associated with the trademarks identified herein, and all products and proceeds relating thereto.

The terms used to described such Collateral shall have the meanings assigned by the Uniform Commercial Code as presently enacted in New York (hereinafter called the “UCC”); provided that the use of terms that represent only a subcategory of a broader category of collateral (or the use of terms that are not defined in the UCC) shall not be deemed to directly or indirectly reduce the more expansive meaning of the terms used in the UCC to define broader categories of Collateral.

2.           Principal Office.  Guarantor’s principal place of business and the office where it keeps its records and the Collateral is 777 Third Avenue, 22nd Floor, New York, NY 10017.

3.           Security For All Present and Future Obligations.  This Agreement secures the payment and performance of all obligations of Guarantor to Secured Party now or hereafter existing under the Guaranty (the “Guaranteed Obligations”).

4.           Guarantor Remains Liable.  Notwithstanding anything to the contrary contained herein, (i) Guarantor remains liable under the Guaranty to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights hereunder shall not release Guarantor from any of Guarantor’s duties or obligations under the Guaranty, and (iii) Secured Party shall not have any obligation or liability under any of the contracts or agreements constituting or pertaining to the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Guarantor thereunder or to take any action to collect or enforce any assigned claim for payment.

5.           Representations and Warranties.  Guarantor represents and warrants that:

(a)           This Agreement creates a valid security interest in each item of the Collateral, subject to appropriate UCC Financing Statement filings and in the case of trademarks for which UCC Financing Statements are insufficient, appropriate filings having been made with the United States Patent and Trademark Office; and

(b)           Guarantor is the owner of the Collateral.

6.           Covenants.  Until full payment or performance of the Guaranteed Obligations, Guarantor shall:

(a)           Defend the Collateral against the claims and demands of all persons for matters or events that occur after the Effective Date;

(b)           Give Secured Party prompt notice of any material change relating to the Collateral ;

(c)           Inform Secured Party in writing ten (10) days prior to any change in Guarantor’s principal place of business, jurisdiction of organization or name;

(d)           Promptly pay and discharge when due all of Guarantor’s obligations and liabilities, including, without limitation, all material taxes, assessments and governmental charges upon Guarantor’s income and properties and comply with all provisions of any material contract, lease and license to which Guarantor is a party or under which it occupies or uses property so as to prevent any material loss or forfeiture thereunder; and

(e)           Promptly notify Secured Party in writing of any litigation, legal proceeding or dispute instituted against Guarantor, or any other matter that would result in a material adverse change in Guarantor’s financial condition or business operations.

7.           Prohibited Acts.  Without the prior consent in writing of the Secured Party, Guarantor will not:

(a)           Knowingly grant any liens or security interests (other than Secured Party’s security interest and any other liens afforded priority as a matter of law or statute, including, without limitation, mechanics, warehousemens and materialmens liens) in any of the Collateral, or permit any liens to be levied under any legal process, or dispose of the Collateral, or permit anything to be done that may materially impair the value of the Collateral or of the security interest created hereby; or

(b)           Sell, transfer, convey, pledge, mortgage, hypothecate, assign or encumber in any manner, any interest, equitable or otherwise, in the Collateral, other than the sale of Product (as defined in the Purchase Agreement) and Derived Products (as defined in the Purchase Agreement) in the ordinary course of business.

8.           Event of Default; Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default under the Seller Note, Guarantor hereby nominates and appoints Secured Party as Guarantor’s attorney-in-fact to do all acts and things that Secured Party in its sole discretion may deem necessary or advisable to perfect and continue to perfect the security interest created by this Agreement and to preserve, process, develop, maintain, and protect the Collateral.  This appointment as attorney-in-fact is irrevocable and coupled with an interest, until the Guaranteed Obligations are paid or satisfied in full.  Guarantor authorizes Secured Party as attorney-in-fact to, among other things, enforce the rights of Secured Party with respect to any of the Collateral.

Secured Party may, after the occurrence and during the Continuance of an Event of Default under the Seller Note, require Guarantor, at Guarantor’s expense, to assign the Collateral, and make all related records pertaining to the Collateral available to Secured Party at a place designated by Secured Party.  Upon the occurrence and during the continuance of an Event of Default under the Seller Note, Secured Party shall have all of the rights and remedies of a secured party under the UCC or other applicable law.

9.           Waiver by Guarantor.  Guarantor waives any right to require the Secured Party to proceed against any persons, proceed against or exhaust any Collateral, or pursue any other remedy in Secured Party’s power.

10.           Applicable Law.  This Agreement and all matters arising hereunder or in connection herewith shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

11.           Expenses.  Without duplication of any other expense reimbursement provision, Guarantor will promptly upon written demand pay to Secured Party the amount of any and all reasonable and documented out of pocket expenses, including reasonable and documented attorneys’ fees and costs, which Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by Guarantor to perform or observe any of the provisions hereof.  Secured Party will promptly upon demand pay to Guarantor the amount of all reasonable expenses, including attorneys’ fees and costs, which Guarantor may incur in connection with (1) the enforcement of any of the rights of Guarantor hereunder, or (2) the failure by Secured Party to perform or observe any of the provisions hereof.

12.           Integration.  Except for the Guaranty, this Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and there are no other, oral or written, agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or provided for herein.  This Agreement supersedes any and all other agreements between the parties with respect to the subject matter hereof.

13.           Indemnification.  Guarantor agrees to indemnify, defend, and hold Secured Party harmless from and against any and all claims, actions, costs, reasonable and documented out of pocket expenses, reasonable and documented out of pocket attorneys’ fees and other fees, losses, causes of action, judgments, damages, and liabilities arising out of or resulting from this Agreement and the enforcement hereof except for any amounts resulting directly or indirectly from Secured Party’s own negligence, misconduct, bad faith or breach of this Agreement.

14.           Communications and Notices.  All communications or notices provided for to be given in this Agreement shall be in writing, in accordance with the provisions of Section 9.1 of the Membership Interest Purchase Agreement, dated as of the Effective Date (the “Purchase Agreement”), by and between Retrophin and Secured Party, except that for purposes of this Agreement any communication or notice to Guarantor shall be deemed effected by delivery to such communication or notice to Retrophin.

15.           Binding Effect.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

16.           Continuing Agreement.  Notwithstanding bankruptcy, dissolution, liquidation, or termination of Guarantor, or any other event or proceeding affecting the Guarantor, until the Guaranteed Obligations have been satisfied in full, the powers and remedies granted to the Secured Party hereunder shall continue to exist and may be exercised by the Secured Party in accordance with the terms hereof at any time and from time to time.

17.           Transfer of Obligations.  With the prior written consent of Guarantor, Secured Party may negotiate, assign, or otherwise transfer any rights of the Secured Party hereunder, whether evidenced by promissory notes or otherwise, including the Guaranty or this Agreement, to any other person or entity, and such other person or entity shall thereupon become vested with all of the benefits granted to Secured Party with respect to the Collateral.

18.           Rights and Remedies Cumulative.  No right or remedy herein conferred upon Secured Party is intended to be exclusive of any other right or remedy and each and every such right and remedy shall be cumulative and shall be in addition to every other such right and remedy now or hereafter existing at law or in equity or by statute or otherwise.

19.           Further Assurances.  Guarantor agrees to execute and deliver, from time to time and at its expense, any and all further instruments and documents that Secured Party deems reasonably necessary or desirable to perfect and protect the security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

20.           Severability.  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable, and any such provision shall be amended so as to implement the original intentions of the parties in a lawful manner.

21.           Construction.  Where the context so requires all words used herein in the singular shall be deemed to have been used in the plural and all words used in the masculine shall be deemed to have been used in the feminine or neuter as the case may be.

22.           Financing Statements.   Guarantor hereby grants Secured Party, and Secured Party has the right to file UCC Financing Statements in Guarantor’s state of organization, from time to time in Secured Party’s reasonable discretion.

23.           Amendment.  This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing signed by the parties hereto or by the party agreeing to the waiver.

24.           Counterparts.  This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scanned or PDF attachment, and any such counterpart so executed and delivered via facsimile transmission or via email will be deemed an original for all intents and purposes.

[Signature page follows.]

Guarantor and Secured Party have caused this Agreement to be executed as of the Effective Date.

Guarantor:

Manchester Pharmaceuticals LLC,
a California limited liability company

By: /s/ Marc Panoff
Name: Marc Panoff
Title: Operations Manager
Address:
__________________________________
__________________________________
__________________________________

Secured Party:

Loring Creek Holdings LLC,
a California limited liability company

By: /s/ Ken Greathouse
       Ken Greathouse, Member

/s/ Lloyd Glenn
Lloyd Glenn

/s/ Matthias Kurth
Matthias Kurth

Address:
_____________________________
_____________________________
_____________________________

CONSENTED TO AS MEMBER OF MANCHESTER PHARMACEUTICALS LLC:

Retrophin, Inc.,
a Delaware corporation

By: /s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer

[Signature Page to Security Agreement]